Exhibit (m)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-119150 of Diversified Income Strategies Portfolio, Inc. (the "Fund") on Form N-2 of our report dated January 24, 2005 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm and Experts" in the Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 24, 2005